            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.
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
                                                          GIVE THE
FOR THIS TYPE OF ACCOUNT:                                 SOCIAL SECURITY
                                                          NUMBER OF--
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
1.Individual                                              The individual
2.Two or more                                             The actual owner of
  individuals (joint                                      the account or, if
  account)                                                combined funds, the
                                                          first individual on
                                                          the account(1)
3.Custodian account                                       The minor(2)
  of a minor
  (Uniform Gift to
  Minors Act)
4.a The usual                                             The grantor-
    revocable                                             trustee(1)
    savings trust
    account (grantor
    is also trustee)
b  So-called trust                                        The actual owner(1)
   account that is
   not a legal or
   valid trust under
   State law
5.Sole                                                    The owner(3)
  proprietorship
-----------------------------------------------------------------------------

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
                                                         GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                                IDENTIFICATION
                                                         NUMBER OF--
------------------------------------------------------------------------------
 6. Sole proprietorship                                  The owner(3)
 7. A valid trust, estate, or pension trust              The legal entity(4)
 8. Corporate                                            The corporation
 9. Association, club, religious, charitable,            The organization
    educational, or other tax-exempt organization
10. Partnership                                          The partnership
11. A broker or registered nominee                       The broker or nominee
12. Account with the Department of Agriculture in the    The public entity
    name of a public entity (such as a State or local
    government, school district, or prison) that
    receives agricultural program payments
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

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding include the following:
 . An organization exempt from tax under section 501(a) of the Internal
  Revenue Code of 1986, as amended (the "Code"), an individual retirement account or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
 . The United States or any agency or instrumentality thereof.
 . A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 . A foreign government or any political subdivision, agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include:
 . A corporation.
 . A financial institution.
 . A dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.
 . A futures commission merchant registered with the Commodity Futures Trading
  Commission.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An entity registered at all times during the tax year under the Investment
  Company Act of 1940.
 . A foreign central bank of issue.
 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
 . A trust exempt from tax under section 664 as described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals.

  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDEN-TIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding.

  PRIVACY ACT NOTICE.--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.